Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO:	The Directors of Agrico Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 5,000,000 Class B ordinary shares (the “Shares”) of the Company. In consideration of the issuance of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Memorandum and Articles of Association of the Company and authorizes you to enter the following name and address in the shareholder ledger of the Company:

Name:	DJCACC LLC
Address:	c/o 1000 N. West Street, Suite 1501 Wilmington, Delaware 19801

DJCACC LLC

Signed:	/s/ Brent de Jong
Name:	Brent de Jong
Title:	Authorized Person

Dated:	January 22, 2021

Accepted:

Agrico Acquisition Corp.

Signed:	/s/ Brent de Jong
Name:	Brent de Jong
Title:	Director

Dated:	January 22, 2021